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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               _________________

            NUVEEN NORTH CAROLINA DIVIDEND ADVANTAGE MUNICIPAL FUND 2
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 MASSACHUSETTS                         APPLIED FOR
            (State of Incorporation                 (I.R.S. Employer
               or Organization)                    Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

                _______________________________________________


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-71282.

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title Of Each Class                      Name Of Each Exchange On Which
        To Be So Registered                      Each Class Is To Be Registered
        -------------------                      ------------------------------

        Share of beneficial interest              American Stock Exchange, Inc.
        $0.01 par value per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                -------------------------------------------------
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen North Carolina Dividend Advantage Municipal Fund 2 (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on October 10, 2001 (Registration Nos. 333-71282 and 811-10525, respectively), which description is incorporated herein by reference.

Item 2. Exhibits.
-----------------

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 10, 2001

                                             NUVEEN NORTH CAROLINA DIVIDEND
                                             ADVANTAGE MUNICIPAL FUND 2


                                             By: /s/ Larry W. Martin
                                                --------------------------------
                                                    Larry W. Martin
                                                    Vice President and
                                                    Assistant Secretary

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